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                                  Exhibit 10.1

 Management Agreement between Cool Entertainment, Inc., and Cool Management Inc.
                               dated March 1, 1999

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MANAGEMENT AGREEMENT

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THIS AGREEMENT (the "Agreement") is made as of the 1st day of March, 1999,

BETWEEN

                  COOL ENTERTAINMENT, INC. , a corporation incorporated under the laws of Washington having its registered office at 1601 Fifth Avenue, Suite 2400, Seattle, Washington, 98101-1618

                                                         ("Cool Entertainment");

AND

                  COOL MANAGEMENT INC., a corporation incorporated under the laws of British Columbia having its registered office at 1000
                  - 840 Howe Street, Vancouver, British Columbia, V6Z 2M1

                                                            ("Cool Management").

WHEREAS:

A. Cool Entertainment wishes to contract with Cool Management for the provision of management services by Cool Management to Cool Entertainment, and Cool Management has agreed to contract with Cool Entertainment to provide those services to Cool Entertainment.

NOW THEREFORE this Agreement witnesses that in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto (the "Parties") hereby agree as follows:

1.                MANAGEMENT SERVICES

1.1 Cool Management shall provide management services (the "Services") to Cool Entertainment on the terms and subject to the conditions contained in this Agreement.

1.2 The Services to be provided by Cool Management shall, without limitation, include:

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         (a)      management of Cool Entertainment's business of internet
                  distribution of audio and visual products;

         (b) design and maintenance of the Web site through which Cool Entertainment will carry on such business;

         (c) provision of operational and strategic leadership to Cool Entertainment;

         (d) keeping the directors of Cool Entertainment informed about major policy issues facing Cool Entertainment;

         (e) reporting of results of operating activities of Cool Entertainment to the directors of Cool Entertainment in timely, accurate and clear fashion, so that the directors of Cool Entertainment can fulfil their fiduciary duties to Cool Entertainment;

         (f) provision of recommendations for financial budgeting to Cool Entertainment, and preparation of budgets and forecasts for Cool Entertainment for consideration by the directors of Cool Entertainment; and

         (g) provision of advice to the directors of Cool Entertainment concerning possible acquisitions and divestitures by Cool Entertainment.

2.                CARE, SKILL AND DILIGENCE

Cool Management represents and warrants to Cool Entertainment that:

         (a) Cool Management will enter into employment or consulting agreements with parties who have the qualifications, experience and capabilities necessary to perform the Services, including Clement Kar Man Lau, William James Hadcock, Leonard Wayne Voth and Marc Gregory Belcourt (Lau, Hadcock, Voth and Belcourt are collectively referred to herein as the "Vendors"); and

            (b) the Services shall be performed by Cool Management according to the standard of care, skill and diligence which would be exercised by a prudent and competent person in similar circumstances.

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3.                CONTROL OF PROVISION OF SERVICES

Cool Entertainment acknowledges that as Cool Management is an independent contractor. Cool Management shall have control over the provision of the Services to Cool Entertainment, and will determine the manner, methods, techniques and procedures for the provision by Cool Management of the Services to Cool Entertainment.

4.                TERM

4.1 Subject to Section 10 of this Agreement, Cool Management shall provide the Services to Cool Entertainment for a term (the "Term"), commencing on the day Chelsea Pacific Financial Corp. ("Chelsea") meets the First Financing Milestone, as that term is defined in Section 7.1(a) of the Escrow Agreement between Pacific Corporate Trust Company, Cool Entertainment, Chelsea, Minas Novas Gold Corp. (the "U.S. Company") and the Vendors of even date herewith (the "Escrow Agreement"), and ending on that day (the "Expiry Date") which is the earlier of:

            (a) one year from the day on which Chelsea meets the Fourth Financing Milestone (as defined in Section 7.1(d) of the Escrow Agreement); and

            (b) the day the Vendors become entitled to terminate Chelsea's right of first refusal provided in Section 7 of the Amendment and Restatement between Chelsea, the Vendors, Cool Entertainment and the U.S. Company of even date herewith (the "Amendment and Restatement") pursuant to Section 7.4(h)(i) of the Escrow Agreement.

Cool Entertainment and Cool Management may extend the term of this Agreement for a further term of one year from the Expiry Date, in which case "Term" shall also refer to that extended time period. It is expressly understood and agreed that neither Cool Entertainment nor Cool Management shall be obligated to agree to any extension of the Term.

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4.2               For greater certainty, it is acknowledged that if the Term does not commence as a result of the failure of Chelsea to meet the First Financing Milestone, Cool Entertainment shall have no liability to pay any fee to Cool Management under Section 6.1 hereof.

5.                PERFORMANCE OF SERVICES

5.1 Cool Management shall provide the Services to Cool Entertainment in accordance with the terms of this Agreement.

5.2 During the Term, Cool Management shall not carry on or engage in, directly or indirectly, any work or business contrary to, or which detracts from or is not in the best interests of Cool Entertainment or the performance of Cool Management's obligations under this Agreement.

6.                PAYMENT

6.1 It is acknowledged and agreed that Cool Management shall contract with each of the Vendors for the provision of their services to Cool Management. It is further acknowledged and agreed that, as the business of Cool Entertainment expands, Cool Management may contract for the services of other parties to aid in performance of the Services. The Vendors, together with such other parties with whom Cool Management may contract to aid in the provision of the services, are hereinafter referred to as the "Personnel". The Personnel will be primarily responsible for performance of the Services on behalf of Cool Management.

6.2 During the Term, Cool Management shall provide Cool Entertainment with an invoice in respect of the aggregate monthly amounts payable to the Personnel pursuant to their contracts with Cool Management, on the first business day following the end of each month.

6.3 In consideration of the performance of the Services in accordance with this Agreement, Cool Entertainment shall pay to Cool Management a fee equal to the aggregate monthly amounts payable to the Personnel, pursuant to their respective contracts with Cool Management as reflected in such invoice, plus 10% of such amount (the "Fee"). The Fee shall be payable forthwith upon receipt of such invoice.

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7.                EXPENSES

7.1 Cool Management shall prepare budgets for monthly expenditures to be made in pursuance of Cool Entertainment's business for review by the directors of Cool Entertainment. All items in such budgets which are not referred to in the Business Plan dated September 1, 1998 previously provided by Cool Entertainment to Chelsea shall be subject to the approval of the directors of Cool Entertainment.

7.2 It is the intent of the parties hereto that Cool Entertainment shall be solely responsible for supplying Cool Management with the funds necessary for Cool Management to provide the Services and for paying on Cool Entertainment's behalf all expenses which are referred to in the Business Plan or are Approved Expenses. Accordingly, Cool Management shall be under no obligation whatsoever to extend any of its own funds in the course of providing the Services hereunder. Cool Entertainment shall be responsible for advancing all funds for payment of expenses referred to in the Business Plan and Approved Expenses to Cool Management before they are expended.

7.3 Within 30 days of the end of each month for which a budget is prepared by Cool Management , Cool Management shall provide the directors of Cool Entertainment with invoices in respect of funds advanced by Cool Entertainment showing expenditure of such funds in accordance with such budgets.

7.4 Cool Management may elect, but shall not be obliged, to pay expenses referred to in the Business Plan and Approved Expenses from its own funds. If Cool Management does so, then Cool Entertainment shall reimburse Cool Management for all such expenses incurred by Cool Management provided that such expenses are supported by receipts given to Cool Entertainment within 45 days of end of the month during which such expenses were incurred.

8.                NO AGENCY RELATIONSHIP

Cool Management is not the agent of Cool Entertainment and, accordingly, shall not purport to enter into any contract or subcontract on behalf of Cool Entertainment, or otherwise act on behalf of Cool Entertainment, other than to provide the Services.

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9.                EXPIRY

9.1 The provisions of Section 10 shall remain in force for one year from the date this agreement expires.

9.2 Cool Entertainment and Cool Management acknowledge that the expiry of this Agreement in accordance with its terms or its failure to be renewed or extended may result in loss or damage to Cool Entertainment or Cool Management, or both, but that neither Cool Entertainment nor Cool Management shall be liable to the other for any loss or damage resulting from that expiry or the failure of this Agreement to be renewed or extended (including, without limitation, any loss of prospective profits, or any damage caused by loss of goodwill) or by reason of any expenditures, investments, leases or commitments made in anticipation of the continuance of this Agreement. This paragraph shall not relieve Cool Entertainment or Cool Management from liability for damages arising out of any violation or breach of this Agreement.

9.3 Any amounts due by Cool Entertainment to Cool Management as part of the Fee shall be paid within 30 days of expiry .

10.               CONFIDENTIAL INFORMATION

Cool Management acknowledges that during the Term:

         (a) it will have access to and will be entrusted with detailed confidential information, know-how and trade secrets relating to the business and affairs of Cool Entertainment including, without limitation, finances, products, services, dealings and transactions of Cool Entertainment, and the names, addresses, preferences or other particular business requirements of Cool Entertainment's customers ("Confidential Information"), and that the disclosure of Confidential Information to competitors of Cool Entertainment or to the public would be highly detrimental to the best interests of Cool Entertainment;

         (b) in the course of performing the Services hereunder, Cool Management will be one of the principal representatives of Cool Entertainment and as such will be

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                   significantly responsible for maintaining or
                  enhancing the goodwill of Cool Entertainment; and

         (c) the rights of Cool Entertainment to maintain the confidentiality of Confidential Information, and to preserve its goodwill, constitute proprietary rights of Cool Entertainment which Cool Entertainment is entitled to protect;

and Cool Management will not, during the Term and for one year after the expiry of the Term, disclose to any person, firm or corporation any Confidential Information for any purpose other than the purposes of Cool Entertainment and Cool Management will not disclose or use for any purpose other than for those of Cool Entertainment any Confidential Information, provided that the foregoing covenant shall not extend to Confidential Information which:

         (d) disclosure of which is specifically consented to in writing by Cool Entertainment;

         (e) Cool Management is required by applicable law or by an order of a court of competent jurisdiction to disclose;

         (f) now or subsequently becomes available to the public through no fault of Cool Management;

         (g) Cool Management can demonstrate to have had rightfully in its possession prior to the disclosure;

         (h) is independently developed by Cool Management without the use of any Confidential Information; or

         (i) Cool Management rightfully obtains from a third party who has the right to transfer or disclose it.

Cool Management acknowledges that the foregoing covenant is necessary and fundamental for the protection of the business of Cool entertainment and that a breach by Cool Management of such covenant would result in damage to Cool Entertainment which would not be adequately compensated by an award of damages to Cool Entertainment and that, in addition to all other

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remedies available to Cool Management, Cool Management shall be entitled to the immediate remedy of a restraining order, injunction or other form of relief as may be decreed or issued by any court of competent jurisdiction to restrain or enjoin Cool Management from breaching such covenant.

11.               INDEMNITY

Cool Management shall protect, indemnify and hold Cool Entertainment harmless from and against any and all liabilities, costs, damages, and expenses (including legal fees and disbursements) resulting from or attributable to any and all acts and omissions of Cool Management. Similarly, Cool Entertainment shall protect, indemnify and hold Cool Management harmless from and against any and all liabilities, costs, damages and expenses (including legal fees and disbursements) resulting from or attributable to any and all acts and omissions of Cool Entertainment

12.               MISCELLANEOUS

12.1              ASSIGNMENT

This Agreement may not be assigned by any Party without the prior written consent of the other Party and any attempt to assign the rights, duties or obligations under this Agreement without those consents shall have no effect.

12.2              ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties with respect to the matters referred to herein and there are no representations or warranties, express or implied, statutory or otherwise and no agreements collateral hereto other than as expressly set forth or referred to herein.

12.3              FURTHER ASSURANCES

The Parties shall execute all other documents and do all further things as may be necessary to carry out and give effect to the intent of this Agreement.

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12.4              SEVERABILITY

Should any part of this Agreement be declared or held invalid for any reason, that invalidity shall not affect the validity of the remainder which shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion.

12.5              AMENDMENTS

This Agreement may be amended by an agreement in writing signed by the Parties.

12.6              TIME

Time shall be of the essence of this Agreement.

12.7              GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia.

12.8              HEADINGS

The headings appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

12.9              NOTICES

All notices required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by facsimile transmission to the addresses set forth on page 1 or at any other addresses as may from time to time be notified in writing by the Parties. Any notice delivered personally or by facsimile transmission shall be deemed to have been given and received at the time of delivery.

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12.10             ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, personal representatives, successors and permitted assigns.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.


COOL ENTERTAINMENT, INC. (a Washington corporation)

Per:


/s/ Clement K.M. Lau
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Clement K.M. Lau:
Authorized Signatory


COOL MANAGEMENT INC. (a British Columbia company)

Per:


/s/ Clement K.M. Lau
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Clement K.M. Lau:
Authorized Signatory